Exhibit 99.1

Uranium Resources, Inc. Provides First Quarter 2012 Update

LEWISVILLE, Texas--(BUSINESS WIRE)--May 10, 2012--Uranium Resources, Inc. (NASDAQ: URRE) (“URI” or the “Company”), today provided an update on the Company’s activities, its liquidity position and its strategy and outlook for 2012.

Don Ewigleben, President and CEO of URI, commented, “We had quite an eventful first quarter as we entered into a merger agreement to acquire Neutron Energy, Inc. (“Neutron”) in a stock-for-stock transaction, announced a financing agreement that infused $10 million into URI and kicked off a number of ongoing development activities that will position the Company for future production.

“Our near-term priorities are focused on the advancement of Churchrock Section 8, including the evaluation of the financing component for our construction activities and continued discussions with the royalty holders on our Section 8 land.”

Texas Exploration Continuing, Reclamation Stabilization in Progress, and Pond Activities Progressing

  Phase II work on the joint Los Finados exploration project with Cameco started in December 2011 and is scheduled to be completed in November 2012. Under Phase II, 9 holes have been drilled at an average depth of 1,300 feet, as well as 6 shallow offset holes. The plan in Phase II is to drill 10 deep holes as well as 34 shallow offset holes. Of the total $1.5 million that was committed by URI to complete Phase II, $1 million is being funded by Cameco who currently has earned a 40% interest in the project and will have 50% interest after Phase II completion.
  URI initiated refurbishment of existing equipment on its Kingsville Dome holding ponds to restore full operating activity and extend the operational lifetime. To date, completed work includes the installation of a filter press, installation and testing of process pumps and various structural updates including electrical and steel work, installation of chemical lines and tanks and bringing the dryer up to full operational capacity. The pond efforts are expected to cost approximately $2.9 million and continue through the end of the year. URI believes it may able to generate up to 40,000 to 50,000 pounds of U3O8 as a by-product of this activity.
  URI has processed approximately 4.3 billion gallons of water associated with the restoration activities at its three most recent South Texas projects through the end of the first quarter. The first round of stability water sample testing occurred during the first quarter at Kingsville Dome (KVD) production areas PA1 and PA2. Groundwater restoration has been completed at the Rosita PA1 and PA2 well fields which are currently being monitored for stability. Final closure on these areas is expected by the third quarter of 2012. Restoration activities continue at KVD PA3 and Vasquez PA1 and PA2.

Churchrock Section 8 Feasibility Study Finalized; Neutron Acquisition Announced

  One of URI’s primary focuses in New Mexico continues to be the advancement of its Churchrock Section 8 deposit toward production in the latter part of 2013. This area contains 6.5 million pounds of in-place non-reserve mineralized uranium material and is covered by the Company’s underground injection control permit and reactivated NRC license which covers 27.4 million pounds of in-place mineralized uranium material for the Company’s Churchrock/Crownpoint Project.

URI commissioned an independent engineering firm to validate the economic viability of the property and create future plans of moving this property into production.

The third-party engineering firm concluded that it is an economically viable project requiring an estimated $50 million in capital expenditures to commence production. The Company is currently evaluating the best approach to raising the needed capital for the total project, preparing equipment orders, evaluating construction plans and preparing bids for construction activities.

Once access has been resolved, current plans are to begin infrastructure construction the second half of 2012. After production commences, loaded resin will be transported to either URI’s Kingsville Dome or Rosita processing facility in Texas. This is to accelerate production, utilize existing URI infrastructure, reduce additional capital costs and advance cash flow from the Churchrock Section 8 project.

The total project involves seven well fields that will have in aggregate approximately 1,000 wells including monitoring wells. The well fields will be brought on in phases as they are depleted to provide for continuous uranium production. Of significance is the first wellfield, which will be the first to move to the restoration process. Demonstration of commercial restoration is required for URI to expand its production authorization under its NRC license from 1 million pounds per year to 3 million pounds per year.

  On April 5, 2012, URI’s wholly-owned subsidiary, Hydro Resources, Inc., received a Notice of Violation and Order to comply with the Navajo Nation Civil Trespass Act (the “Order”) from the Navajo Nation Division of Natural Resources. The Order assessed a $50 civil assessment for alleged trespasses on Section 9 and asserts that the Company’s Section 8 Churchrock property cannot be reached without crossing either Section 9 or Section 17, both of which are Trust Lands. The Company has entered into a Tolling Agreement that provides for extended discussions with Navajo officials.
  URI has discussed a proposal for construction of a highway turnout providing safe access to the Section 8 project with the New Mexico Department of Transportation. The proposal will also require being submitted and approved by the Navajo Nation, after which construction may begin.
  In June 2011, URI received confirmation from the New Mexico Environment Department (“NMED”) that its discharge plan is in timely renewal and that the NMED is currently conducting technical review of its renewal application. A Complaint for Declaratory and Injunctive Relief and a Motion for Preliminary Injunction that was filed by a petitioner against the timely renewal confirmation has been postponed by the courts with no future date yet set.

On March 1, 2012, the Company announced the signing of a definitive agreement to acquire 100% of the equity of Neutron Energy, Inc. in a stock-for-stock transaction. It also executed a financing agreement with Resource Capital Fund V L.P. (“RCF”) in conjunction with the transaction. The acquisition requires URI’s and Neutron’s shareholder approval and, assuming all closing conditions are met, is expected to close in the third quarter of 2012.

  This transaction would position URI as one of the largest uranium development companies in the U.S. The acquisition includes assets located in the Grants Mineral Belt of New Mexico including the Cebolleta and Juan Tafoya projects and brings over 18 million tons of non-reserve mineralized material at a weighted average grade of 0.15%. Combined, the companies will have over 206,000 acres of uranium holdings in New Mexico.
  URI intends to file a Form S-4 registration statement including a joint proxy statement and prospectus with the SEC in connection with the Neutron acquisition.

Liquidity Position Strengthened

Cash at March 31, 2012, was $9.9 million compared with $2.9 million at December 31, 2011. The increase was primarily due to the $10 million in cash associated with the sale of shares of the Company’s common stock to RCF in a financing transaction in March. URI, at its option, can receive an additional $5 million through the sale of additional shares to RCF at the closing of the Neutron merger.

As part of the merger agreement, URI supplied Neutron with $0.9 million in cash for their first quarter budget, ended March 31, 2012, and expects it will fund an additional $2.2 million for the second quarter of 2012. As of April 30, 2012, URI had $7.0 million in cash.

During January 2012, 1,815,073 shares of common stock were sold for approximately $1.5 million under the Company’s existing At-The-Market Sales Agreement (“ATM”) with BTIG, LLC. URI has a total of $12.9 million available for future sales under the ATM.

Teleconference and Webcast

URI will host a conference call and webcast on May 11, 2012 at 11:00 a.m. ET. During the call, management will provide an update on URI’s strategies, outlook, and progress in advancing its Texas and New Mexico properties. A question-and-answer session will follow.

The URI conference call can be accessed by dialling (201) 689-8471. The live listen-only audio webcast can be monitored on the Company’s website at www.uraniumresources.com, where it will be archived afterwards.

A telephonic replay will be available from 2:00 p.m. ET the day of the teleconference until Friday, May 18, 2012. To listen to the archived call, dial (858) 384-5517 and enter replay pin number 392801. A transcript will also be placed on the Company’s website, once available.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports. None of URI’s properties is currently in production.

URI’s strategy is to fully develop its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, partner with larger mining companies that have undeveloped uranium assets or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Additional Information

Uranium Resources, Inc., a Delaware corporation (“URI”) entered into, among other transaction documents, a definitive merger agreement on March 1, 2012, by and among URI, URI Merger Corporation, a Nevada corporation and an indirect wholly-owned subsidiary of URI (“Merger Sub”), and Neutron Energy, Inc., a Nevada corporation (“Neutron”) under which Merger Sub will be merged with and into Neutron, with Neutron continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of URI (the “Transaction”). In connection with the proposed Transaction, URI will file a registration statement on Form S-4, a joint proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and joint proxy statement/prospectus when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. The registration statement and joint proxy statement/prospectus, once available, as well as other filings containing information about URI and Neutron, can be obtained without charge at the SEC’s website (http://www.sec.gov) or by directing a request to URI: Deborah K. Pawlowski, 716.843.3908, dpawlowski@keiadvisors.com.

URI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of URI in connection with the proposed Transaction. Information about the directors and executive officers of URI is set forth in the proxy statement for URI’s 2012 annual meeting of stockholders, as filed with the SEC on April 30, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed Transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed Transaction when it becomes available. Investors may obtain free copies of these documents as described above.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, access to properties, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, receiving shareholder approval of the Neutron transaction, realizing the benefits of the merger and resource development synergies, the exploration upside of the acquired properties, the Company’s ability to acquire other properties, the benefit of permitting on private lands, the effect of additional major investors with mining investment experience, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

TABLES FOLLOW.

URANIUM RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$9,907,372	$2,890,263
Receivables, net	404,247	123,336
Note receivable	917,457	—
Prepaid and other current assets	178,461	165,509
Total current assets	11,407,537	3,179,108

Property, plant and equipment, at cost:
Uranium properties	83,578,081	82,768,867
Other property, plant and equipment	966,586	868,454
Less-accumulated depreciation, depletion and impairment	(64,936,940)	(64,791,294)
Net property, plant and equipment	19,607,727	18,846,027

Long-term investment:
Certificates of deposit, restricted	9,416,268	9,379,794
	$40,431,532	$31,404,929
Current liabilities:
Accounts payable	$1,859,823	$1,148,182
Current portion of asset retirement obligations	1,139,840	1,227,125
Royalties and commissions payable	665,745	665,745
Accrued interest and other accrued liabilities	820,466	374,088
Current portion of capital leases	66,950	65,161
Total current liabilities	4,552,824	3,480,931

Asset retirement obligations	3,403,670	3,508,634
Other long-term deferred credits	500,000	500,000
Long term capital leases, less current portion	36,644	54,071
Long-term debt, less current portion	450,000	450,000
Commitments and contingencies
Shareholders’ equity:
Common stock, $.001 par value, shares authorized: 200,000,000; shares issued and outstanding (net of treasury shares): 2012—106,062,979; 2011—94,005,006	106,101	94,043
Paid-in capital	181,575,716	169,904,203
Accumulated deficit	(150,184,005)	(146,577,535)
Less: Treasury stock (38,125 shares), at cost	(9,418)	(9,418)
Total shareholders’ equity	31,488,394	23,411,293
	$40,431,532	$31,404,929

URANIUM RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Uranium sales	$—	$—
Total revenue	—	—
Costs and expenses:
Cost of uranium sales
Operating expenses	220,408	151,149
Accretion/amortization of restoration reserve	23,119	38,199
Depreciation and depletion	116,322	172,729
Impairment of uranium properties	266,923	305,914
Exploration expenses	26,715	91,898
Total cost of uranium sales	655,487	759,889
Loss from operations before corporate expenses	(655,487)	(759,889)

Corporate expenses—
General and administrative	3,013,136	2,298,991
Depreciation	31,884	34,879
Total corporate expenses	3,045,020	2,333,870
Loss from operations	(3,700,507)	(3,093,759)

Other income (expense):
Interest expense	(3,547)	(5,620)
Interest and other income, net	97,584	72,886
Net loss	$(3,606,470)	$(3,026,493)

Net loss per common share:
Basic	$(0.04)	$(0.03)
Diluted	$(0.04)	$(0.03)

Weighted average common shares and common equivalent shares:
Basic	98,046,897	93,263,212
Diluted	98,046,897	93,263,212

URANIUM RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating activities:
Net loss	$(3,606,470)	$(3,026,493)
Reconciliation of net loss to cash used in by operations—
Accretion/amortization of restoration reserve	23,119	38,199
Depreciation and depletion	148,206	207,608
Impairment of uranium properties	268,923	305,914
Decrease in restoration and reclamation accrual	(430,185)	(361,903)
Stock compensation expense	192,818	373,847
Other non-cash items, net	609	2,289

Effect of changes in operating working capital items—
(Increase) decrease in receivables	(280,911)	45,246
Increase in prepaid and other current assets	(12,952)	(92,986)
Increase (decrease) in payables, accrued liabilities and deferred credits	1,157,389	(1,012,947)
Net cash used in operations	(2,539,454)	(3,521,226)

Investing activities:
Increase in certificates of deposit, restricted	(36,474)	(509,831)
Increase in notes receivable – Neutron credit and financing agreement	(917,457)	—
Additions to property, plant and equipment—
Kingsville Dome	(87,232)	(17,748)
Vasquez	—	(6,600)
Rosita/Rosita South	(12,936)	(88,209)
Los Finados	—	(85,236)
Churchrock	(547,120)	(6,667)
Crownpoint/Section 13 Drilling	(155,964)	(17,805)
Other property	(161,369)	—
Net cash used in investing activities	(1,918,552)	(732,096)

Financing activities:
Payments on borrowings	(15,638)	(23,507)
Issuance of common stock, net	11,490,753	27,345
Net cash provided by financing activities	11,475,115	3,838
Net increase (decrease) in cash and cash equivalents	7,017,109	(4,249,484)
Cash and cash equivalents, beginning of period	2,890,263	15,386,472
Cash and cash equivalents, end of period	$9,907,372	$11,136,988

Non-cash transactions:

Issuance of common stock in settlement of deferred compensation	$—	$697,027
Issuance (forfeiture) of restricted stock to employees	$(16)	$43

CONTACT:
Investors:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media:
Uranium Resources, Inc.
Mat Lueras, 505-269-8317
Vice President, Corporate Development
mlueras@uraniumresources.com
or
Company:
Uranium Resources, Inc.
Don Ewigleben, 972-219-3330
President & Chief Executive Officer